
<ARTICLE> 5
<LEGEND>
Financial Data Schedule - Exhibit 27
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                              31
<SECURITIES>                                         0
<RECEIVABLES>                                     1010
<ALLOWANCES>                                        25
<INVENTORY>                                        319
<CURRENT-ASSETS>                                  1499
<PP&E>                                            8507
<DEPRECIATION>                                    3752
<TOTAL-ASSETS>                                    8079
<CURRENT-LIABILITIES>                             1244
<BONDS>                                           3151
<PREFERRED-MANDATORY>                               75
<PREFERRED>                                          0
<COMMON>                                             2
<OTHER-SE>                                        2197
<TOTAL-LIABILITY-AND-EQUITY>                      8079
<SALES>                                           2435
<TOTAL-REVENUES>                                  2435
<CGS>                                             1408<F1>
<TOTAL-COSTS>                                     1408<F1>
<OTHER-EXPENSES>                                   234<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 132
<INCOME-PRETAX>                                    309
<INCOME-TAX>                                        78
<INCOME-CONTINUING>                                210
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       210
<EPS-PRIMARY>                                     1.33<F2>
<EPS-DILUTED>                                     1.28<F2>

<F1>Cost of goods sold and total costs are exclusive of depreciation and amortization which is shown on the other expense line in the Financial Data Schedule.
<F2>Effective in 1997, SFAS No. 128 established new standards for computing and presenting earnings per share (EPS). In the Financial Data Schedule, Praxair's Basic EPS is presented on the "EPS-Primary" line and Diluted EPS is presented on the "EPS-Diluted" line. Diluted EPS is consistent with Praxair's previously disclosed amounts.

